Exhibit 99.1

TubeMogul Reports Strong Financial Results for Third Quarter 2015 and Raises Full Year 2015 Guidance

Total Spend, Revenue and Gross Profit All Exceed 60% Year-Over-Year Growth in the Third Quarter

EMERYVILLE, California – November 9, 2015 – TubeMogul, Inc. (NASDAQ: TUBE), a leading enterprise software company for brand advertising, today reported financial results for its third quarter ended September 30, 2015.

Third Quarter 2015 Financial Highlights:

•	Total Spend[1] was $103.4 million, an increase of 65% compared to $62.5 million in the third quarter of 2014.
•	Revenue was $46.5 million, an increase of 70% compared to $27.4 million in the third quarter of 2014.
•	Gross profit was $31.1 million, an increase of 63% compared to $19.2 million in the third quarter of 2014.
•	Operating loss was $(3.0) million, compared to operating loss of $(0.5) million in the third quarter of 2014.
•	Net loss was $(3.8) million, compared to net loss of $(1.7) million in the third quarter of 2014.
•	Adjusted EBITDA[2] was $0.8 million, an increase of 80% compared to Adjusted EBITDA of $0.5 million in the third quarter of 2014.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

“We had a tremendous quarter, and for the fifth consecutive time since becoming a public company, exceeded our guidance across all metrics, and we are raising our full year guidance once again. Our focus on cross-screen advertising continued to resonate with brand advertisers in the third quarter,” said Brett Wilson, CEO of TubeMogul. “Our mix of spend from non-desktop sources increased over the second quarter and we expect demand for cross-screen campaigns to continue into Q4 and 2016.”

Third Quarter and Recent Business Highlights include:

•	Notable client announcements:
o

L'Oréal USA – the ninth-largest advertiser in the United States (“U.S.”), with U.S. ad spend topping $2.2 billion in 2014 according to AdAge Data Center/Kantar Media – appointed TubeMogul its preferred partner for video advertising. TubeMogul’s independent, buy-side position in the market was key in cementing the partnership, in addition to the company’s transparency and ability to centralize measurement.

o	Dannon named TubeMogul its preferred partner for video advertising in the U.S., citing "improved transparency" and "targeting abilities" as key drivers in the deal.
o

TubeMogul client Empower MediaMarketing announced that it is leveraging its partnership with TubeMogul to buy full-episode player video ads programmatically for Caleres Inc. (Famous Footwear, Dr. Scholl's).

•

Launched Cross-Screen Planning Solution: The first-of-its-kind software allows marketers to plan campaigns that deduplicate their target audience across both traditional TV as well as digital channels, significantly improving upon previous solutions that only accounted for audiences on digital-only desktop and mobile devices. The cross-screen planning software ingests a marketer’s existing TV plan, and a combination of data sets, to determine optimal inventory mix and budget allocations, and provide the specific networks, sites and mobile applications necessary for a more efficient campaign.

•

Launched Select Access: New private inventory capability simplifies direct deals between advertisers and premium publishers. Initial partners include A+E Networks, Discovery Communications and Univision. Over 10 clients have already tested or committed to use Select Access, including 3M, Lenovo, Empower MediaMarketing and Trilia Media.

•	Growth in Cross-Screen Spend: Spend in mobile, Programmatic TV and display represented over 27% of global Q3 Total Spend.

•	Bolstering of Executive Ranks with Key Hires:
o

Pattie Money, who is leading global human resources initiatives as the company's first Chief People Officer, has been tasked with unifying TubeMogul's human resources operations and recruiting into an organized global human resources strategy, including talent acquisition, learning and development curriculum, identification and succession planning, and leadership development.

o

Phil Cowlishaw, appointed to the newly created role of VP Strategy, will lead a team responsible for identifying, developing and implementing customized solutions to help clients fully utilize TubeMogul's software platform.

o

Todd Gordon, appointed to the newly created role of GM, Programmatic TV, brings a wealth of experience to the role. As SVP, U.S. Director at Magna Global, Gordon guided media negotiations for IPG Mediabrands, which manages and invests $37 billion in global media on the behalf of its clients. Gordon also steered the group's mission to automate half of all media investments by the end of 2015, pioneering several pilot projects with major broadcasters.

o	Matthew Dybwad, our new Head of Political and Public Affairs in Washington DC. Matthew brings over 15 years of experience as a digital media executive in political and public affairs advertising.

Forward Outlook:

The Company is issuing Q4 guidance and raising 2015 guidance as follows:

Fourth Quarter 2015

• Total Spend in the range of $126 million to $128 million

• Revenue in the range of $51 million to $53 million

• Gross profit in the range of $34 million to $36 million

• Adjusted EBITDA in the range of $(2) million to $0 million

Full Year 2015

• Total Spend in the range of $406 million to $408 million

• Revenue in the range of $173 million to $175 million

• Gross profit in the range of $117 million to $119 million

• Adjusted EBITDA in the range of $(3) million to $(1) million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results. To listen to the live conference call, please dial (719) 325-2388 or toll free (888) 395-3237, access code 5169524, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at http://investor.tubemogul.com.  A telephonic replay of the conference call will be available two hours after the call, will run until November 19, 2015, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 5169524.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ:TUBE) is an enterprise software company for brand advertising. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their global advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in Kyiv, London, Mexico City, New York, Paris, Sao Paulo, Shanghai, Singapore, Sydney, Tokyo, Toronto, Washington D.C. and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, our expansion into Programmatic TV and the ability to continue to drive increasing spend across our software from the largest brand advertisers, and forecasted financial results and operating metrics including Total Spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements, including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the market for software-based advertising solutions for brands, including Programmatic TV, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our potential dependence on a limited number of customers for a large portion of our revenue; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on June 11, 2015 and in subsequent Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Revenue:
Platform Direct	$12,114	$17,895	$32,929	$50,025
Platform Services	15,306	28,590	45,232	72,216
Total revenue	27,420	46,485	78,161	122,241
Cost of revenue	8,255	15,338	23,578	38,947
Gross profit	19,165	31,147	54,583	83,294
Operating expenses:
Research and development	5,287	10,931	14,035	29,203
Sales and marketing	8,783	13,466	24,997	38,075
General and administrative	5,583	9,731	14,725	26,173
Total operating expenses	19,653	34,128	53,757	93,451
(Loss) Income from operations	(488)	(2,981)	826	(10,157)
Other (expense) income, net:
Interest expense, net	(63)	(6)	(183)	(57)
Change in fair value of convertible preferred stock warrant liability	—	—	168	—
Foreign exchange loss, net	(1,102)	(719)	(1,010)	(1,760)
Other expense, net	(1,165)	(725)	(1,025)	(1,817)
Net loss before income taxes	(1,653)	(3,706)	(199)	(11,974)
Provision for income taxes	(64)	(48)	(201)	(257)
Net loss	$(1,717)	$(3,754)	$(400)	$(12,231)
Basic and diluted net loss per share attributable to common stockholders	$(0.06)	$(0.11)	$(0.03)	$(0.38)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	29,059	34,679	14,346	31,919

TUBEMOGUL, INC.
Preliminary Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	December 31,	September 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$46,592	$83,992
Accounts receivable, net	88,457	126,615
Prepaid expenses and other current assets	2,322	4,688
Total current assets	137,371	215,295
Property, equipment and software, net	3,902	7,283
Other assets	1,434	1,498
Total assets	$142,707	$224,076
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,087	$44,111
Accrued liabilities	50,438	49,309
Note payable, net of discount	1,362	1,251
Other current liabilities	578	1,035
Total current liabilities	71,465	95,706
Deferred rent	601	810
Total liabilities	72,066	96,516
Stockholders’ equity:
Preferred stock; $0.001 par value; 10,000 shares authorized as of December 31, 2014 and September 30, 2015; 0 shares outstanding as of December 31, 2014 and September 30, 2015	—	—
Common stock; $0.001 par value; 200,000 shares authorized as of December 31, 2014 and September 30, 2015; 29,838 and 34,988 shares issued and outstanding as of December 31, 2014 and September 30, 2015, respectively	30	35
Additional paid-in capital	94,013	163,303
Accumulated deficit	(23,285)	(35,516)
Accumulated other comprehensive loss	(117)	(262)
Total stockholders’ equity	70,641	127,560
Total liabilities and stockholders’ equity	$142,707	$224,076

TUBEMOGUL, INC.
Preliminary Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30,
	2014	2015
Cash flows from operating activities:
Net loss	$(400)	$(12,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	549	1,426
Gain on change in value of convertible preferred stock warrant liability	(168)	—
Provision for doubtful accounts	526	1,100
Provision for credit memos	1,173	2,139
Stock-based compensation expense	1,836	8,813
Changes in operating assets and liabilities:
Accounts receivable	(20,745)	(41,397)
Payments of costs related to initial public offering	(3,349)	—
Prepaid expenses and other current assets	(1,313)	(2,366)
Other assets	75	(64)
Accounts payable	15,179	23,658
Accrued liabilities	(8,576)	(1,129)
Deferred rent	440	209
Deferred revenue	846	457
Net cash used in operating activities	(13,927)	(19,385)
Cash flows from investing activities:
Increase in restricted cash	(408)	—
Purchases of property, equipment and software	(2,819)	(3,441)
Net cash used in investing activities	(3,227)	(3,441)
Cash flows from financing activities:
Proceeds from public offering of common stock, net of underwriting discounts, commission and offering costs	46,791	58,333
Repayments on notes payable	(1,057)	(1,111)
Proceeds from line of credit	11,800	1,000
Repayment of line of credit	(11,800)	—
Proceeds from issuances of common stock from options exercised and under ESPP	275	2,149
Net cash provided by financing activities	46,009	60,371
Effect of exchange rate changes on cash and cash equivalents	(131)	(145)
Net increase in cash and cash equivalents	28,724	37,400
Cash and cash equivalents, beginning of period	19,475	46,592
Cash and cash equivalents, end of period	$48,199	$83,992
Supplemental disclosures:
Property and equipment purchased and unpaid at period end	$179	$1,366
Cash paid for interest	71	95
Conversion of preferred stock warrants to common stock warrants	516	—

TUBEMOGUL, INC.
Preliminary Key Operating and Financial Performance Metrics
(in thousands, except percentages and clients)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Key Metrics
Platform Direct Spend	$47,239	$74,836	$126,461	$207,505
Platform Services Spend	15,306	28,590	45,232	72,216
Total Spend	$62,545	$103,426	$171,693	$279,721
Platform Direct revenue	$12,114	$17,895	$32,929	$50,025
Platform Services revenue	15,306	28,590	45,232	72,216
Total revenue	$27,420	$46,485	$78,161	$122,241
Gross profit	$19,165	$31,147	$54,583	$83,294
Gross margin	70%	67%	70%	68%
Adjusted EBITDA	$472	$849	$3,034	$(293)
Number of Platform Direct Clients	308	424	308	424

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, Platform Direct Spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP.  We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understanding and evaluating our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Total Spend is strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Total Spend and Platform Direct Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income (loss) before interest expense, net, provision for income tax, depreciation and amortization expense excluding amortization of internal use software development costs, stock-based compensation expense, foreign exchange gains and losses, both realized and unrealized, loss on extinguishment of convertible notes, and change in fair value of convertible preferred stock warrant liability. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect:

(1) changes in, or cash requirements for, our working capital needs;

(2) the potentially dilutive impact of stock-based compensation;

(3) impact of foreign exchange gains and losses, both realized and unrealized;

(4) loss of extinguishment of convertible notes;

(5) change in fair value of convertible preferred stock warrant liability; or

(6) tax payments that may represent a reduction in cash available to us; and

• other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see “Reconciliation of Preliminary Total Spend and Platform Direct Spend,” and “Reconciliation of Preliminary Adjusted EBITDA” included in this press release.

TUBEMOGUL, INC.
Reconciliation of Preliminary Total Spend and Platform Direct Spend
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Platform Direct Revenue	$12,114	$17,895	$32,929	$50,025
Plus: Non-GAAP Platform Direct Media Cost	35,125	56,941	93,532	157,480
Platform Direct Spend	$47,239	$74,836	$126,461	$207,505
Platform Services Spend	$15,306	$28,590	$45,232	$72,216
Total Spend	$62,545	$103,426	$171,693	$279,721

TUBEMOGUL, INC.
Reconciliation of Preliminary Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Net loss	$(1,717)	$(3,754)	$(400)	$(12,231)
Interest expense, net	63	6	183	57
Provision for income taxes	64	48	201	257
Depreciation and amortization expense, excluding amortization of internal use software development costs	172	396	372	1,051
Stock-based compensation expense	788	3,434	1,836	8,813
Foreign exchange loss	1,102	719	1,010	1,760
Change in fair value of convertible preferred stock warrant liability	—	—	(168)	—
Adjusted EBITDA	$472	$849	$3,034	$(293)

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com